Exhibit 21.1

Subsidiaries of the Registrant

AAC Subsidiary, LLC

ACM Aviation, LLC

ACM Property Services, LLC

Ascend Dvpt HWD, LLC

Ascend Dvpt II, LLC

Atlantic Aviation Albuquerque, Inc.

Atlantic Aviation Corporation

Atlantic Aviation FBO Holdings LLC (f/k/a Macquarie FBO Holdings LLC)

Atlantic Aviation FBO, Inc. (f/k/a North America Capital Holding Company)

Atlantic Aviation Flight Support, Inc.

Atlantic Aviation Holding Corporation

Atlantic Aviation Investors, Inc. (f/k/a Supermarine Investors, Inc.)

Atlantic Aviation Oklahoma City Inc.

Atlantic Aviation Oregon FBO, Inc.

Atlantic Aviation of Santa Monica, L.P. (f/k/a Supermarine of Santa Monica, a California Limited Partnership)

Atlantic Aviation Philadelphia, Inc.

Atlantic Aviation Oregon General Aviation Services, Inc.

Atlantic Aviation Stewart LLC (f/k/a Supermarine of Stewart LLC)

Atlantic SMO GP LLC

Atlantic SMO Holdings LLC

Aviation Contract Services, Inc.

BASI Holdings, LLC

Brainard Airport Services, Inc.

Bridgeport Airport Services, Inc.

Bryan Solar, LLC

Bryan Solar Equity Holdings, LLC

Bryan Solar Project Holdings, LLC

Charter Oak Aviation, Inc.

COAI Holdings, LLC

Corporate Wings-CGF, LLC

Corporate Wings-Hopkins, LLC

Eagle Aviation Resources, Ltd.

ETT National Power, Inc.

ETT Nevada, Inc.

Executive Air Support, Inc.

FLI Subsidiary, LLC

Flightways of Long Island, Inc. d/b/a Million Air (f/k/a Fliteways of Long Island, Inc)

General Aviation Holdings, LLC

General Aviation of New Orleans, L.L.C.

General Aviation, L.L.C.

HGC Holdings LLC

HGC Investment Corporation

ILG Avcenter, Inc.

Jet Center Property Services, LLC

JetSouth LLC

MAC Acquisitions LLC

Macquarie Airports North America Inc.

Macquarie Americas Parking Corporation (US)

Macquarie Aviation North America 2 Inc.

Macquarie Aviation North America Inc.

Macquarie District Energy Holdings LLC

Macquarie District Energy Holdings II LLC

Macquarie District Energy Holdings III LLC

Macquarie District Energy LLC (f/k/a Macquarie District Energy, Inc.)

Macquarie Gas Holdings LLC

Macquarie HGC Investment LLC

Macquarie Infrastructure Company Inc. (d/b/a Macquarie Infrastructure Company (US))

Macquarie Terminal Holdings LLC

MDE Thermal Technologies Inc.

Mercury Air Center-Addison, Inc.

Mercury Air Center-Bakersfield, Inc.

Mercury Air Center-Birmingham, LLC

Mercury Air Center-Burbank, Inc.

Mercury Air Center-Charleston, LLC

Mercury Air Center-Corpus Christi, Inc.

Mercury Air Center-Ft. Wayne, LLC

Mercury Air Center-Fresno, Inc.

Mercury Air Center-Hartsfield, LLC

Mercury Air Center-Hopkins, LLC

Mercury Air Center-Jackson, LLC

Mercury Air Center-Johns Island, LLC

Mercury Air Center-Los Angeles, Inc.

Mercury Air Center-Nashville, LLC

Mercury Air Center-Newport News, LLC

Mercury Air Center-Ontario, Inc.

Mercury Air Center-Peachtree-Dekalb, LLC

Mercury Air Center-Reno, LLC

Mercury Air Centers, Inc.

Mercury Air Center-Santa Barbara, Inc.

Mercury Air Center-Tulsa, LLC

MIC Solar Energy Holdings, LLC

Newport FBO Two LLC

Northwind Aladdin LLC

Northwind Chicago LLC

Northwind Midway, LLC

Palm Springs FBO Two LLC

Picture Rocks Project Holdings, LLC

Picture Rocks Solar, LLC

ProAir Aviation Maintenance, LLC (merger of CPR Maintenance LLC and DVT Maintenance LLC)

Rifle Air, LLC

Rifle Jet Center Maintenance, LLC

Rifle Jet Center, LLC

SB Aviation Group, Inc.

SBN, Inc.

Seacoast Holdings (PCAAH), Inc.

SEH Bryan Solar Holdings, LLC

SEH Picture Rocks Holdings, LLC

Sierra Aviation, Inc.

SJJC Airline Services, LLC

SJJC Aviation Services, LLC

SJJC FBO Services, LLC

Sun Valley Aviation, Inc.

The Gas Company LLC

Thermal Chicago Corporation

Trajen FBO, LLC

Trajen Flight Support, LP

Trajen Funding, Inc.

Trajen Holdings, Inc.

Trajen Limited, LLC

Tucson Equity Holdings, LLC

Waukesha Flying Services, Inc.